UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/26/2007

Voyager Learning Company
(Exact name of registrant as specified in its charter)

Commission File Number:  1-3246

Delaware	36-3580106
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

789 Eisenhower Parkway
P.O. Box 1346
Ann Arbor, MI 48104
(Address of principal executive offices, including zip code)

734.761.4700
(Registrant’s telephone number, including area code)

ProQuest Company
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 30, 2007 ProQuest Company ("the Company") amended Article I of its Certificate of Incorporation solely to change the corporate name from "ProQuest Company" to "Voyager Learning Company". The name change and amendment were completed pursuant to Section 253(b) of the Delaware General Corporation Law through a merger of the Company's wholly-owned subsidiary, Voyager Learning Company with and into the Company. A copy of the Company's Certificate of Incorporation solely to reflect the Company's new corporate name, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.    Other Events

On June 26, 2007, the Board of Directors of the Company approved a reduction in the Board of Directors fees for the twelve month period commencing July 1, 2007. The reduced fees are as follows:
        Annual Cash Retainer is reduced from $50,000 to $30,000.
        Meeting fees reduced from $2,000 per meeting to zero.
        Equity based compensation reduced from $25,000 to $20,000 per year.

The 2007 equity based award will be a cash based award pursuant to Section 6.09 of the Company's 2003 Strategic Performance Plan. Each director will receive 1,594 units, the calculation of which is based on the $20,000 equity based fee divided by the six-month average stock price from July 1, 2006 to December 31, 2006. As of December 29, 2007 each director will be entitled to receive a cash payment equal to the product of the 1,594 units multiplied by the closing stock price on December 28, 2007.

The fees for committee membership will not be modified from the previous compensation structure. The fees will be $15,000 for each member of the Audit Committee and an additional $10,000 for the Audit Committee Chairperson. Each member of the Compensation Committee and the Nominating and Governance Committee will receive $6,000 and the Chairperson of each committee will receive an additional $10,000. The Company will continue to reimburse directors for out of pocket expenses incurred to attend the meetings.

Mr. Oberndorf, Chairman of the Board of Directors, has waived his right to receive Board of Director, Committee, and Chairperson Committee fees for 2007. Mr. Oberndorf will continue to receive payment for expenses incurred to attend the Board meetings.

Item 9.01.    Financial Statements and Exhibits

Exhibit 3.1    Certificate of Ownership and Merger

Exhibit 99.1    Press Release by ProQuest Company, dated June 29, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voyager Learning Company

Date: July 02, 2007	By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit No.	Description
EX-3.1	Certificate of Ownership as filed with the Secretary of State of the State of Delaware on June 29, 2007
EX-99.1	Press Release